AMENDED ASSET ACQUISITION AGREEMENT

by and among:

StarPoint USA, Inc.

 a Delaware corporation;

Novation Holdings, Inc.

 a Florida corporation;

Crown City Pictures, Inc.

A Delaware corporation

and

StarPoint Acquisition Corp.
a Florida Corporation;

Dated as of May 17, 2013

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS

2, 3

ARTICLE II. THE ASSET SALE

5

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF COMPANY

6

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF NOHO, AND SAC

15

ARTICLE V. CERTAIN COVENANTS OF THE PARTIES……….……………………...16

ARTICLE VI. ADDITIONAL AGREEMENTS

20

ARTICLE VII. CONDITIONS PRECEDENT ……………….…………………………….20

ARTICLE VIII. TERMINATION AND AMENDMENT …….……………………………22

ARTICLE IX. GENERAL PROVISIONS

23

SIGNATURES ……………………………………………………………………………..…27

i

AMENDED ASSET ACQUISITION AGREEMENT

This Amended Asset Acquisition Agreement (“Agreement”), dated as of and effective this 17th day of May, 2013, amends and restates that certain Asset Acquisition Agreement originally dated as of April 10, 2012 (the “Original Agreement”) and is made by and among Novation Holdings, Inc, a Florida corporation (“NOHO”); Crown City Pictures, Inc., a Delaware corporation (“CCPI”), a controlled subsidiary of NOHO; StarPoint USA, Inc., a Delaware corporation (“StarPoint” or “Seller”); and StarPoint Acquisition Corp. a Florida corporation (“SAC” or “Buyer”) and a wholly-owned acquisition subsidiary of CCPI. Certain capitalized terms have the meanings indicated for such terms in Section 1.1.

RECITALS

Whereas, Élan Energy & Water, Inc. (“Élan”), a Florida corporation, StarPoint and StarPoint Acquisition Corp., a Delaware corporation, previously entered into the Original Acquisition Agreement, thereafter modified and amended by the parties thereto; and

Whereas, Élan previously assigned all of its rights, undertakings and obligations under the Original Agreement to Alternative Energy Partners, Inc. (“AEGY”), with the agreement and consent of StarPoint; and

Whereas, AEGY is unable to complete the acquisition and transactions contemplated and has assigned all of its rights, undertakings and obligations under the Original Agreement to NOHO, and NOHO in turn has assigned all of its rights, undertakings and obligations under the Original Agreement to CCPI with the agreement and consent of StarPoint; and

    Whereas, the Board of Directors of StarPoint has (i) declared that it is advisable and in the best interests of StarPoint and its shareholders that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with Delaware law, StarPoint sell substantially all of its operating assets (the “Assets”) which shall be all of the assets of StarPoint except those assets listed and described on Schedule “A” to this Agreement (the “Excluded Assets”), to SAC (the “Asset Sale”) as provided in Section 2.2, (ii) approved this Agreement, the Asset Sale and the other transactions contemplated hereby as a continuation and restatement of the Original Agreement, and (iii) resolved to recommend StarPoint Shareholder Approval of the Asset Sale, if and to the extent required under Delaware law; and

   Whereas, the Boards of Directors of NOHO, CCPI and SAC have declared that purchase of the Assets pursuant to the Asset Sale is advisable and in the best interests of NOHO, CCPI and SAC and their respective stockholders, and have approved this Agreement, the Asset Sale, and the other transactions contemplated hereby.

  Whereas, pursuant to the Asset Sale, among other things, the outstanding shareholder interests of StarPoint will remain issued and outstanding; StarPoint will cease all of its current operating business activities as now conducted but will continue in existence for the purpose of continuing to manage the Excluded Assets listed on Schedule “A”; StarPoint will change its corporate name; and Seller will enter into a non-compete undertaking with CCPI and SAC with respect to the Assets.

Now, Therefore, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1    Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

“Affiliate” of a Person means any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Agreement” has the meaning stated in the preamble to this Agreement.

“Assets” has the meaning stated in the Recitals hereto.

“Asset List” has the meaning stated in Section 3.9.

“Asset Sale” has the meaning stated in the Recitals hereto.

“Asset Sale Consideration” means the consideration for the Assets as provided herein.

“Authorizations” has the meaning stated in Section 3.2.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York or San Francisco, California.

“Buyer” means SAC.

“By-Laws” means the Amended and Restated By-Laws of StarPoint in effect as of the date hereof.

“CCPI” means Crown City Pictures, Inc., a Delaware corporation with its principal offices located in Florida;

 “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

“Closing” means the consummation of the Asset Sale.

“Closing Date” has the meaning stated in Section 2.3.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Confidential Information” means any data or information concerning StarPoint (including trade secrets), without regard to form, regarding (for example and including) (a) business process models; (b) proprietary software; (c) research, development, products, services, marketing, selling, business plans, budgets, unpublished financial statements, licenses, prices, costs, contracts, suppliers, customers, and customer lists; (d) the identity, skills and compensation of employees, contractors, and consultants; (e) specialized training; and (f) discoveries, developments, trade secrets, processes, formulas, data, lists, and all other works of authorship, mask works, ideas, concepts, know-how, designs, and techniques, whether or not any of the foregoing is or are patentable, copyrightable, or registrable under any intellectual property Laws or industrial property Laws in the United States or elsewhere.  Notwithstanding the foregoing, no data or information constitutes “Confidential Information” if such data or information is publicly known and in the public domain through means that do not involve a breach by the Seller or a Shareholder of any covenant or obligation set forth in this Agreement.

        “Delaware Law” means the General Corporation Law of the State of Delaware.

 “Environmental Laws” has the meaning stated in Section 3.10.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning stated in the Recitals hereto, as listed on Schedule “A” hereto.

“Florida Law” means the General Business Corporation Law of the State of Florida.

 “GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any multinational, national, federal, state or other court, administrative agency department, office or commission or other governmental, prosecutorial or regulatory authority or instrumentality and any self-regulatory organization, or “SRO”.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

“Intellectual Property” means any or all of the following (whether or not registered with Governmental Entities, and including all national and multinational applications for any of the following) and all rights in, arising out of or associated with the same: patents, patent applications, trademarks, trade names, trade dress, service marks, copyrights, domain names and uniform resource locators or “URLs” (together with all associated contract rights and goodwill), database rights, mask works, net lists, technology, web sites, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material of a Person.

“IRS” means the Internal Revenue Service.

“Knowledge” means, with respect to either (i) StarPoint or any of its subsidiaries or (ii) NOHO or SAC, the actual awareness of those persons set forth in Section 1.1 of StarPoint Disclosure Schedule and Section 1.1 of the NOHO Disclosure Schedule, respectively, in each case after reasonable inquiry by such persons of the individuals within their respective entities having responsibility for the matters in respect of which such awareness or lack thereof is represented and warranted herein, without any implication of other verification or investigation concerning such knowledge.

“Laws and Regulations” means all federal, state, local and foreign laws, rules, regulations and ordinances.

“Lien” means any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restrictions of any kind.

“Material Contracts” has the meaning stated in Section 3.9(a).

“NOHO” means Novation Holdings, Inc., a Florida corporation.

“NOHO Material Adverse Effect” means any effect that is (i) material and adverse to the business, operations, financial condition or results of operations of NOHO or SAC taken as a whole or (ii) likely to prevent NOHO and SAC from consummating the transactions contemplated hereby, other than any such effect resulting solely from (A) changes in the economy in general, or the NOHO and SAC respective industries in general (but only if NOHO and SAC are not disproportionately affected thereby), (B) actions taken pursuant to this Agreement or at the request of or with the written consent of StarPoint, or (C) the announcement of this Agreement or the completion of the transactions provided for herein.

“Parties” means, collectively, Seller, Buyer, NOHO, and CCPI.

“Person” means any individual, legal entity (including general and limited partnerships, unincorporated associations and trusts) or Governmental Entity.

“Regulation S-X” means 17 CFR ¡× 210.1-01, et seq.

“SAC” means StarPoint Acquisition Corp., a Florida corporation formed by NOHO to acquire the Assets and now a wholly-owned subsidiary of CCPI.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means StarPoint.

“StarPoint  Assets” has the meaning stated in Section 2.1.

“StarPoint” means StarPoint USA, Inc., a Delaware corporation

“StarPoint Financial Statements” has the meaning stated in Section 3.4(a).

“StarPoint Intellectual Property” has the meaning stated in Section 3.12(a).

“StarPoint Material Adverse Effect” means any effect that is (i) material and adverse to the business, operations, financial condition or results of operations of StarPoint and its subsidiaries taken as a whole, or (ii) likely to prevent StarPoint from consummating the transactions contemplated hereby, other than (A) any such effect resulting solely from changes in the economy in general, or the automotive industry in general (but only if, in either case, StarPoint is not disproportionately affected thereby), (B) any effect resulting from actions taken pursuant to the terms of this Agreement or at the request or with the knowledge of NOHO, or (C) any effect that results from the announcement of this Agreement or the completion of the transactions provided for herein.

“StarPoint Registered Intellectual Property” has the meaning stated in Section 3.12(a).

“StarPoint Representatives” has the meaning stated in Section 5.4(a).

 “StarPoint Shareholder Approval” means the affirmative vote or written consent of not less than 51 percent of the outstanding stockholder interests in StarPoint entitled to vote thereon to adopt this Agreement and to approve the Asset Sale, if and to the extent required under Delaware law.

“Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes (including estimated taxes), charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

“Tax Authority” means any Governmental Entity responsible for the imposition of any Tax (domestic or foreign).

“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Tax Authority with respect to Taxes, including information Returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

 “Third Party” means any Person or group other than a Party hereto.

ARTICLE II.

THE ASSET SALE

2.1    The Asset Sale.  Upon execution of this Agreement, the parties hereto have agreed to the terms and conditions of the Asset Sale set forth herein.  At the Closing Date, and subject to the applicable provisions of Delaware Law, SAC shall acquire the Assets, including but not limited to Intellectual Property and know-how, trade names, trademarks, contracts, the corporate name “StarPoint USA” and distribution business of StarPoint except for the Excluded Assets set forth on Schedule “A” hereto (the “StarPoint Assets”) free and clear of all Liens, claims, demands, debts or other obligations of StarPoint. StarPoint shall continue its corporate existence under the laws of the State of Delaware following the Asset Sale, shall change its corporate name from StarPoint USA at or prior to Closing, and thereafter shall continue in such other and different business as StarPoint thereafter shall determine, provided that, in no event shall StarPoint or any successor thereto engage in any business, marketing, operations, research or development in any market, field or endeavor as now engaged in by StarPoint or as so engaged at Closing.  The parties expressly acknowledge and agree that the StarPoint Assets to be acq  uired by SAC are not, and do not represent, substantially all of the assets of StarPoint, and that StarPoint shall remain in existence and continue its ownership of the Excluded Assets at and after Closing.

2.2   Consideration.  The Asset Sale Consideration shall be equal to $2,450,000 payable to StarPoint as follows:

a.

A secured convertible promissory note in the principal amount of $1,000,000 delivered to StarPoint at Closing, in the form attached as Schedule 2.2(a);

b.

48,333,333 common shares of CCPI, which shall be issued by CCPI to Seller at the date of Closing, as herein defined, under Section 4(2) of the Securities Act.

2.3   The Closing.  Unless otherwise mutually agreed in writing between Buyer and Seller, the Closing shall take place at the offices of Seller at 9:00 A.M. Pacific Time on the second (2nd) Business Day following the day on which the last to be satisfied or waived of the conditions set forth in Article 7 shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at the Closing).  In no event shall the Closing occur after May 23, 2013, unless mutually agreed in writing between the Buyer and the Seller.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF STARPOINT

StarPoint represents and warrants to NOHO, CCPI and SAC that each of the following statements set forth in this ARTICLE III is true and correct, except to the extent and as otherwise disclosed in a Schedule attached to this Agreement numbered to correspond with the Article number and sub-part in which the representation is made.

3.1     Organization, Standing and Power.  StarPoint is a corporation, validly existing and in good standing under Delaware law. StarPoint has the power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would be material. StarPoint has furnished or will make available to NOHO, CCPI and SAC a true and correct copy of the Certificate of Incorporation, as amended, and By-Laws, as amended, of StarPoint. Neither StarPoint nor any of its subsidiaries is in violation of any of the provisions of its certificate or articles of formation or other charter or organizational documents, each as amended.

3.2    Authority; No Violation.

(a)    StarPoint has the absolute and unrestricted right power and authority to execute and deliver this Agreement and, as a consequence of StarPoint Shareholder Approval, if necessary, to comply with the terms hereof and consummate the transactions contemplated hereby, subject to the required notices, consent or approval, if any, of any third party to any option, contract, license or other property or asset of StarPoint included in the Assets, which consent or approval StarPoint covenants and agrees that it will obtain prior to the Closing. The StarPoint Shareholder Approval, if necessary, is the only vote or consent of the holders of any class or series of StarPoint’s capital or stock interests necessary to approve this Agreement and to consummate the transactions contemplated hereby, under Delaware Law, and to the Knowledge of StarPoint, no consent of any court, regulatory body or other person or entity is required in order to complete the Asset Sale.. This Agreement has been duly and validly executed and delivered by StarPoint. Assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes the valid and binding obligation of StarPoint, enforceable against StarPoint in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or (iii) the specific terms and conditions of this Agreement.

(b)    Neither the execution and delivery of this Agreement by StarPoint nor the consummation by StarPoint of the transactions contemplated hereby, nor compliance by StarPoint with any of the terms or provisions hereof, will (i) violate any provision of the Certificate or Articles of Incorporation or by-laws, or other charter or organizational documents, of StarPoint or of any StarPoint subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 3.3 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to StarPoint or any of its subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of any or all rights or benefits or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, increase any rate of interest payable or result in the creation of any Lien upon any of the respective properties or assets of StarPoint or any of its subsidiaries under, any authorization or of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, option or other instrument or obligation to which StarPoint or any of its subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

3.3    Consents and Approvals. Except for (i) StarPoint Shareholder Approval, if necessary, and (ii) any further consents or approvals required under Delaware Law, no filings with or consents or approvals of any Governmental Entity or any Third Party are necessary in connection with (A) the execution and delivery by StarPoint of this Agreement, and (B) the consummation by StarPoint of the Asset Sale and the other transactions contemplated hereby, except to the extent of required notice to, consent or approval, if any, of any third party to any contract, option, license or other property or asset of StarPoint included in the Assets, which notice, consent or approval StarPoint covenants and agrees that it will obtain prior to the
Closing.

3.4    Financial Statements.

(a)    StarPoint has furnished or made available to NOHO and CCPI, or will make available to NOHO and CCPI prior to the Closing Date, true and complete copies of the compiled financial statements of StarPoint for the years ended December 31, 2012 and 2011 (the “StarPoint Financial Statements”), and StarPoint shall furnish or make available to NOHO true and complete copies of StarPoint financial statements for all periods up to and including the Closing Date.

(b)    The StarPoint Financial Statements were prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes, and fairly present in all material respects the consolidated financial condition and the results of operations of StarPoint and its subsidiaries as at the respective dates thereof and for the periods indicated therein.

     3.5    Absence of Certain Changes or Events. Since December 31, 2012 and to the date of this Agreement, (i) each of StarPoint and its subsidiaries has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is a StarPoint Material Adverse Effect or would reasonably be expected to result in a StarPoint Material Adverse Effect; and (iii) StarPoint has not taken and does not intend to take any of the actions that StarPoint has agreed not to take from the date hereof through the Closing Date pursuant to Section 5.2 of this Agreement.

3.6    Undisclosed Liabilities. Neither StarPoint nor any of its subsidiaries has any material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) which will or may hereafter constitute a claim, Lien, obligation or any other liability, action or cause of action on or against any of the Assets to be conveyed to SAC at Closing,

3.7    Legal Proceedings. Except as listed on Schedule 3.7, StarPoint is not a party to any, and there is no pending or, to the Knowledge of StarPoint, threatened, legal, administrative,

arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against StarPoint, any of its Subsidiaries or any of their officers or directors which, if decided adversely to StarPoint or SAC, would, individually or in the aggregate, cause or constitute a claim, Lien, obligation or any other liability, action or cause of action on or against any of the Assets to be conveyed to SAC at Closing. There is no injunction, order, judgment or decree imposed upon StarPoint, any of its subsidiaries or any of their officers or directors, or the Assets of StarPoint or any of its subsidiaries.

3.8   Taxes and Tax Returns.

(a)    (i) StarPoint and each of its subsidiaries have filed or caused to be filed all federal, state, foreign and local Tax Returns required to be filed with any Tax Authority; (ii) all such Tax Returns are true, accurate, and complete in all material respects; (iii) StarPoint and its Subsidiaries have paid or caused to be paid all Taxes that are due and payable by any of such companies, other than Taxes which are being contested in good faith and are adequately reserved against or provided for (in accordance with GAAP) in the StarPoint Financial Statements, and (iv) StarPoint and each of its subsidiaries do not have any material liability for Taxes for any current or prior Tax periods in excess of the amount reserved or provided for in StarPoint Financial Statements (but excluding, for this Clause (iv) only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).

(b)    No federal, state, local or foreign audits, examinations, investigations, or other formal proceedings are pending or, to StarPoint’s Knowledge, threatened, with regard to any Taxes or Tax Returns of StarPoint or its subsidiaries. No issue has arisen in any examination of StarPoint by any Tax Authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld. Any adjustment of income Taxes of StarPoint made by the IRS in any examination that is required to be reported to the appropriate state, local or foreign Tax Authorities has been so reported.

 (c)    There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of Taxes upon StarPoint or any of its subsidiaries, nor has StarPoint or any of its subsidiaries given or been requested in writing to give any currently effective waiver extending the statutory period of limitation applicable to any Tax return for any period.

(d)    Neither StarPoint nor any of its subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by StarPoint or any of its subsidiaries and StarPoint has no knowledge that the IRS has proposed any such adjustment or change in accounting method.

(e)    Neither StarPoint nor any of its subsidiaries (i) is a party to a Tax allocation or Tax sharing agreement (other than an agreement solely among shareholders of a group the common NOHO of which is StarPoint) or (ii) has any liability for the Taxes of any Person (other than any of StarPoint or any of its subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(f)    StarPoint and each of its subsidiaries have withheld (or caused its third party payroll processor to withhold) from their employees, customers and any other applicable payees (and timely paid to the appropriate Governmental Entity) proper amounts for all periods through the date hereof in compliance with all tax withholding provisions of applicable Laws and Regulations (including, without limitation, income, social security and employment tax withholding for all types of compensation, back-up withholding and withholding on payments to non-United States Persons), except for such amounts, individually or in the aggregate, as are not material.

(g)    In the past five years, neither StarPoint nor any of its subsidiaries has been a party to a transaction that has been reported as a reorganization within the meaning of Code Section 368, or distributed a corporation (or been distributed) in a transaction that is purported to qualify under Code Section 355.

(h)    Neither StarPoint nor any of its subsidiaries has been a party to or otherwise participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(i)    Neither StarPoint nor any of its subsidiaries is a party to any plan, program, agreement, arrangement, practice, policy or understanding that would result, separately or in the aggregate, in the payment or provision (whether in connection with any termination of employment or otherwise) of any “excess parachute payment” within the meaning of Section 280G of the Code with respect to a current or former employee or current or former consultant or contractor of StarPoint or any of its subsidiaries.

(j)    None of StarPoint or its subsidiaries is a party to any contract, agreement, plan or arrangement covering any person that could give rise to the payment of any amount that would not be deductible by reason of Section 162(m) of the Code.

     3.9  Material Contracts.

(a)    Except for the contracts described in or as set forth in Schedule 3.9 (collectively, the “Material Contracts”), neither StarPoint nor any of its subsidiaries is a party to or is bound by any of the following:

(i)    any contract or agreement entered into, other than in the ordinary course of business consistent with past practice, for the acquisition of the securities of or any material portion of the assets of or to invest in any other Person or entity;

(ii)    any contract or agreement for the purchase of goods, materials, supplies, developmental services, equipment, other assets or services in excess of $50,000 which cannot be cancelled by StarPoint or any of its subsidiaries without penalty or further payment and without more than 30 days’ notice;

(iii)    any contract with any independent contractor or consultant (or similar arrangement) which is not cancelable without penalty and without more than 30 days’ notice;

(iv)    any trust indenture, mortgage, promissory note, loan agreement providing for a deferred purchase price or other contract, agreement or instrument for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP, in each case, where StarPoint or any of its subsidiaries is a lender, borrower or lessee;

(v)    any contract or agreement limiting the freedom of StarPoint or any of its subsidiaries or any of their respective employees to engage in any line of business or to compete with any other Person or in any area;

(vi)    any contract or agreement with any Affiliate of StarPoint;

(vii)    any employment agreement with any employee or officer of StarPoint or any of its subsidiaries;

(viii)    any agreement of guarantee, surety, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person other than, with respect only to agreements of indemnification, agreements entered into with Third Persons in the ordinary course of business;

(ix)    any agreement which would be terminable, other than by StarPoint or its subsidiaries, or under which a payment obligation could arise or be accelerated, in each case as a result of the consummation of the transactions contemplated by this Agreement;

(x)    any alliance, cooperation, joint venture, joint marketing, co-branding, stockholders’, partnership or similar agreement;

(xi)    any agreement, option or commitment or right with, or held by, any Third Party to acquire, use or have access to any assets or properties, or any interest therein, of StarPoint or any of its subsidiaries;

(xii)    any contract or agreement which would require any consent or approval of a counterparty as a result of or to permit the consummation of the transactions contemplated by this Agreement without breach of such contract or agreement;

(xiii)    any agreement pursuant to which StarPoint or any of its subsidiaries sold or purchased, or granted or received any rights to use, exploit or practice, any Intellectual Property, other than “shrink-wrap” or “click-wrap” licenses for off-the-shelf software involving total payments of less than $10,000 per annum;

(xiv)    any lease of real or personal property, whether as lessee or as lessor, other than any lease providing for annual payments of less than $10,000;

(xv)    any agreement to indemnify or hold harmless any director, officer, employees or Affiliates of StarPoint, or any Third Person (including agreements for the sale of assets or a line of business) other than, with respect only to agreements of indemnification of Third Persons, agreements entered into in the ordinary course of business; and

(xvi)    any other contract the loss of which would have a StarPoint Material Adverse Effect.

(b)    StarPoint and each of its subsidiaries have performed all of the material obligations required to be performed by them and are entitled to all material accrued benefits under each, and are not alleged to be in material default in respect of any, Material Contract to which StarPoint is a party or by which StarPoint is bound. Each of the Material Contracts is in full force and effect, and to the Knowledge of StarPoint there exists no material default or event of default or event, occurrence, condition or act, with respect to StarPoint or any of its subsidiaries or, to the Knowledge of StarPoint, with respect to any other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or condition, would become a material default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been or will be furnished or made available to NOHO and SAC immediately upon execution of this Agreement.

3.10  Environmental Liability. StarPoint and each of its subsidiaries are and have been in compliance with all Environmental laws, except where such noncompliance would not, individually or in the aggregate, cause a Material Adverse Effect.  To the Knowledge of StarPoint, there are no liabilities of StarPoint or any of its subsidiaries of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and, to the Knowledge of StarPoint, there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability. To the Knowledge of StarPoint, there are no legal, administrative, arbitral or other proceedings, claims or actions or any private environmental investigations or remediation activities or governmental investigations of any nature that would be reasonably likely to result in the imposition on StarPoint or any of its subsidiaries, of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance, including CERCLA (collectively, “Environmental Laws”), pending or, to the Knowledge of StarPoint, threatened against StarPoint or any of its subsidiaries. Neither StarPoint nor any of its subsidiaries is subject to any agreement, order, judgment or decree by or with any court, governmental authority, regulatory agency or Third Party imposing any liability or obligation with respect to the foregoing.

3.11  State Takeover Laws.    The Board of Directors of StarPoint has taken all actions so that any restrictions contained in the Delaware Law applicable to a “business combination” or merger will not apply to prevent or preclude the execution, delivery or performance of this Agreement or the consummation of the Asset Sale or the other transactions contemplated by this Agreement.

3.12  Intellectual Property.

(a)    StarPoint and its subsidiaries own, or are licensed or otherwise possess adequate rights to use, all of the Intellectual Property used by StarPoint and its subsidiaries as of the date hereof (collectively, the “StarPoint Intellectual Property”) in the manner that it is currently used by StarPoint and its subsidiaries, and such ownership, licenses and rights will not be affected by the consummation of the transactions contemplated by this Agreement and shall be included in the Assets. Schedule 3.12 contains a true and complete list of all (i) StarPoint Intellectual Property as of the date of this Agreement that is registered with any Governmental Entity or for which application for such registration has been made and (ii) domain names and uniform resource locaters (URLs) owned by StarPoint or registered in StarPoint’s name (the Intellectual Property referred to in the preceding clauses (i) and (ii) being referred to herein collectively as “StarPoint Registered Intellectual Property”), including in each case each applicable registration or application number, registration date, expiration or renewal date, name of registry (for domain names) and jurisdiction of registration.  To the Knowledge of StarPoint, StarPoint and its subsidiaries have taken all actions necessary to maintain and protect StarPoint Registered Intellectual Property, including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions, and disclosure of any required information. To the Knowledge of StarPoint, StarPoint and each of its subsidiaries have complied with all necessary notice and marking requirements for StarPoint Registered Intellectual Property. None of StarPoint Registered Intellectual Property has been adjudged invalid or unenforceable in whole or in part and, to the Knowledge of StarPoint, all StarPoint Registered Intellectual Property is valid and enforceable.

(b)    Neither StarPoint nor any of its subsidiaries has received written notice from any Third Party alleging any interference, infringement, misappropriation or violation by StarPoint or any of its subsidiaries of any rights of any Third Party to any Intellectual Property and, to the Knowledge of StarPoint, neither StarPoint nor any of its subsidiaries has interfered with, infringed upon, misappropriated or violated any rights of any Third Party to any Intellectual Property. To the Knowledge of StarPoint, no Third Party has interfered with, infringed upon, misappropriated or violated any StarPoint Intellectual Property. Neither StarPoint nor any of its subsidiaries has entered into any exclusive license or agreement relating to any StarPoint Intellectual Property with any Third Parties. Neither StarPoint nor any of its subsidiaries owes any royalties or payments to any Third Party for using or licensing to others any StarPoint Intellectual Property.

(c)    Neither StarPoint nor any of its subsidiaries is a party to any agreement, or has any other obligation to indemnify any Person against a claim of infringement of or misappropriation by any StarPoint Intellectual Property.

3.13  Interests of Officers and Directors. None of the officers, employees or directors of StarPoint or any of its subsidiaries or any of their respective Affiliates has any interest in any property, real or personal, tangible or intangible, used in the business of StarPoint or its subsidiaries, to the extent such property is included in the Assets, or in any supplier, distributor or customer of StarPoint or its subsidiaries, or any other relationship, contract, agreement, arrangement or understanding with StarPoint and its subsidiaries, except that, to the extent that any such interest exists, it will be included in the Assets conveyed to SAC at Closing.

3.14  Broker’s or Finders’ Fees. Neither StarPoint nor any of its subsidiaries has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Asset Sale or other transactions contemplated by this Agreement which could result in any claim, demand, obligation or liability of or against NOHO of SAC or the Assets.

3.15  Assets.    StarPoint and its subsidiaries own, lease or have the right to use all the properties and assets necessary or currently used for the conduct of their respective businesses free and clear of all Liens of any kind or character, except Permitted Liens. All items of equipment and other tangible assets owned by or leased to StarPoint and its subsidiaries and included in the Assets are in good condition and repair (ordinary wear and tear excepted). In the case of leased equipment and other tangible assets, StarPoint and its subsidiaries hold valid leasehold interests in such leased equipment and other tangible assets, free and clear of all Liens of any kind or character, except Permitted Liens.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES

OF NOHO, CCPI AND SAC

 NOHO, CCPI and SAC represent and warrant to StarPoint that each of the following statements set forth in this ARTICLE IV is true and correct.

4.1    Corporate Organization, Standing and Power. Each of NOHO, CCPI and SAC is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of NOHO, CCPI and SAC has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would be material. None of NOHO, CCPI or SAC is in violation of any of the provisions of its certificate or articles of incorporation or by-laws or other organizational documents, each as amended.

4.2     Authority; No Violation.

(a)    Each of NOHO, CCPI and SAC has the absolute and unrestricted right, corporate power and authority or power and authority under applicable laws and its organizational documents, as applicable, to execute and deliver this Agreement and to comply with the terms hereof and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly and validly approved and adopted by the boards of directors of CCPI and SAC, by CCPI as the sole stockholder of SAC. No other corporate proceedings (including any approvals of NOHO or its stockholders) on the part of CCPI or SAC are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NOHO, CCPI and SAC and constitutes a valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    Neither the execution and delivery of this Agreement by NOHO, CCPI and SAC, nor the consummation by each of them of the transactions contemplated hereby, nor compliance by each of them with any of the terms or provisions hereof, will (i) violate any provision of the certificate of incorporation, by-laws or other organizational documents of NOHO, CCPI or SAC or (ii)  violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NOHO, CCPI and SAC or any of their respective properties or assets or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of any or all rights or benefits or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, increase any rate of interest payable under, or result in the creation of any Lien upon any of the respective properties or assets of NOHO, CCPI and SAC under, any authorization or of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which NOHO, CCPI or SAC is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

4.3    Consents and Approvals. No consents or approvals of any Governmental Entity or any Third Party are necessary in connection with (a) the execution and delivery by NOHO, CCPI and SAC of this Agreement, and (b) the consummation by each of them of the transactions contemplated hereby.

4.4   Legal Proceedings.  SAC is not a party to any, and there is no pending or, to the Knowledge of SAC, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against SAC or any of their officers or directors. There is no injunction, order, judgment or decree imposed upon SAC or any of their officers or directors, or the assets of SAC.

4.5    Compliance with Applicable Law and Regulatory Matters.  SAC has complied with all applicable Laws and Regulations, and is not in violation of, and has not received any notices of violation with respect to, any Laws and Regulations in connection with the conduct of its businesses or the ownership or operation of its businesses, assets and properties. There are no Governmental Orders applicable to SAC which have had an NOHO or CCPI Material Adverse Effect.

4.6    Broker’s Fees. None of NOHO, CCPI, or SAC has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Asset Sale or related transactions contemplated by this Agreement.

4.7    Certain Business Practices. None of NOHO, CCPI nor SAC and no director, officer, agent or employee of NOHO, CCPI and SAC has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity on behalf of, or purportedly on behalf of, or for the business of NOHO, CCPI and SAC, or (ii) made any unlawful payments to officials or employees of Governmental Entities or to directors, officers or employees of foreign or domestic business enterprises, or violated any provision of the Foreign Corrupt Practices Act of 1977.

ARTICLE V.
CERTAIN COVENANTS OF THE PARTIES

5.1    Conduct of Business Prior to the Closing Date. During the period from the date of this Agreement to the Closing Date, except as expressly contemplated or permitted by this Agreement, StarPoint shall, and shall cause each of its subsidiaries, to (a) conduct its business in the ordinary course consistent with past practice and (b) use commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its present executive officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it.

5.2    Actions Requiring Consent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Section 8.1, or the Closing Date, except as expressly provided in this Agreement, StarPoint shall not cause or permit, or allow, cause or permit any of its subsidiaries to do any of the following, without the prior written consent of CCPI:

(a)    Cause or permit any amendment, modification, alteration or rescission of the Certificate of Incorporation, the By-Laws, or the certificate of incorporation, by-laws or other charter or organizational documents of any of StarPoint’s subsidiaries;

(b)    Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or any of its subsidiaries;

(c)    Issue, deliver, sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

(d)    Sell, transfer, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to the business of StarPoint and its subsidiaries (taken as a whole), except in the ordinary course of business consistent with past practice;

(e)    (i) Incur any indebtedness for borrowed money except in the ordinary course of business consistent with past practice, (ii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or (iii) cancel, release, assign or modify any material amount of indebtedness of any other Person;

(f)    Enter into any lease for real property or personal property.

(g)    Make any capital expenditures, capital additions or capital improvements except (i) in the ordinary course of business consistent with past practice that do not exceed $10,000 in the aggregate, and (ii) existing commitments under Material Contracts;

(h)    Reduce the amount of any insurance coverage provided by existing insurance policies;

(i)    Except as (a) required to comply with applicable law, (b) provided for in this Agreement or (c) required by any StarPoint Employee Benefit Plan: (1) amend any StarPoint Employee Benefit Plan or establish or commit to establish any new employee benefit plan, program, policy or arrangement; (2) provide any salary or bonus guarantee to any of its employees other than pursuant to existing agreements or (3) increase the salaries or wage rates of any of its employees;

(j)    Acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other means, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to StarPoint and its subsidiaries (taken as a whole), or acquire or agree to acquire any equity securities of any corporation, partnership, limited liability company, association or business organization;

(k)    Other than as required by applicable Laws and Regulations, make, change or revoke any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, change any method of Tax accounting or Tax procedure or practice, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(l)    Revalue any of its assets other than as required by applicable law, rule or regulation;

(m)    Make any change to its accounting methods or practices, except as may be required by GAAP, Regulation S-X or other rule or regulation promulgated by the SEC;

(n)    Sell, transfer, abandon or change any domain names or URLs or fail to renew any existing domain name or URL registrations on a timely basis;

(o)    Adopt a plan or agreement of, or resolutions providing for or authorizing, any complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or business combination except following the closing of the Asset Sale contemplated herein; or

(p)    Take or agree in writing to take, any of the actions described in Sections 5.2(a) through (o) above.

5.3    Actions by NOHO, CCPI or SAC Requiring Consent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as expressly provided in this Agreement, NOHO, CCPI and SAC shall not do, cause or permit any of the following, without the prior written consent of StarPoint:

(a)    Cause or permit any amendment of SAC’s certificate of incorporation or by-laws;

(b)    Sell, transfer to any Third Party or distribute as a dividend or other distribution any material portion of the assets of SAC, other than in the ordinary course of business consistent with past practices;

(c)    Make any change to its accounting methods or practices, except as may be required by GAAP, Regulation S-X or other rule or regulation promulgated by the SEC;

(d)    Adopt a plan or agreement of, or resolutions providing for or authorizing, any complete or partial liquidation or dissolution; or

(e)    Take or agree in writing to take, any of the actions described in Sections 5.3(a) through (d) above.

ARTICLE VI.
ADDITIONAL AGREEMENTS

6.1    Access to Information. StarPoint agrees to provide CCPI and SAC and its officers, directors, employees, accountants, counsel, financial advisors, agents and other representatives (collectively, “SAC Entities’ Representatives”), from time to time prior to the earlier of the Closing Date or the termination of this Agreement pursuant to Article VIII, such information as SAC shall reasonably request with respect to StarPoint and its subsidiaries and their respective businesses, financial conditions, employees and operations. CCPI and SAC shall hold, and shall cause their respective Affiliates and SAC Representatives to hold, any confidential information received from or about StarPoint, directly or indirectly, in confidence at all times and shall not disclose, publish or make use of Confidential Information at any time without the prior written consent of StarPoint.

  6.2 Due Diligence.  Commencing upon execution of this Agreement through Closing (the "Due Diligence Period"), and subject at all times to the confidentiality agreement herein set forth, CCPI may conduct an investigation of the assets and operations of StarPoint, and StarPoint may conduct due diligence regarding CCPI, including without limitation   CCPI’s financial ability to consummate and fund the transactions contemplated herein. To this end, each party will afford, and will cause its independent certified public accountants, bankers, lenders, and counsel to afford, (a) to any agents, accountants, counsel and other representatives of the other party reasonable access during normal business hours to the properties, books, records and personnel of the subject party in order that the investigating party shall have full opportunity to make such investigation as it reasonably desires of the assets and operations of the subject party and the transactions contemplated in this letter and (b) to the accountants of the investigating party reasonable access to the audit work papers, tax returns and other records of  the subject party's accountants; provided, however that in no case will any party or its agents be required to reveal any privileged information or otherwise compromise professional obligations to the subject party. Each party will, and will cause its employees to, cooperate with the investigating party and its representatives and consultants, with their due diligence review of the subject party and their review of the financial statements of the subject party, which will include, but will not be limited to, the following:

•

Review of any recent, pending or completed appraisals of assets, including assets on lease, and review of the condition of those assets, including an assessment of all environmental and work safety issues;

•

Review of all commercially reasonable financial and operating information regarding the subject party;

•

Interviews with key employees and customers (subject to the subject party’s prior consent thereto);

•

Review of all contracts, including all insurance policies;

•

Review of all loan and financing agreements;

•

Review of all employment contracts and retirement plans;

•

Review of current and historical financials, including aged payables and receivables;

•

Review of all options, warrants, employment arrangements, convertible debt and any other agreements or documents providing for conversion into or issuance of any equity interest in the subject party, including schedules of conversion terms, expiration dates and related matters;

•

Review of the condition of the subject party's assets and operations;

•

Environmental and work safety compliance assessments; and

•

Review of the parties’ disclosures relative to any and all lawsuits or regulatory actions, whether, federal, state or local, civil or criminal, threatened or pending against the subject party.

All due diligence disclosures shall be provided within a commercially reasonable time, upon written request, following the parties' execution of this Agreement.

6.3    Public Disclosure. Unless otherwise permitted by this Agreement, the Parties shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement or any of the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), except as may be required by law.

6.4    Cooperation; Further Assurances. Each of the Parties shall use its commercially reasonable efforts to effect the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each Party hereto shall cooperate with the other and promptly prepare and file all necessary documentation, and effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. Each of the Parties hereto, at the reasonable request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting the consummation of this Agreement and the transactions contemplated hereby.

ARTICLE VII.
CONDITIONS PRECEDENT

7.1    Conditions to Each Party’s Obligation To Effect the Asset Sale. The respective obligations of NOHO, CCPI, SAC and StarPoint to complete the Asset Sale shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)    No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Asset Sale shall be in effect; nor shall there be any statute, rule, regulation or order enacted, entered or enforced which prevents or prohibits the consummation of the Asset Sale. In the event an injunction or other order shall have been issued, each Party agrees to use its commercially reasonable efforts to have such injunction or other order lifted.

(b)    Governmental Consents and Approval. The Parties and their respective subsidiaries shall have timely obtained from any applicable Governmental Entity all approvals, waivers, consents or indications of non-objection, if any, necessary for consummation of or in connection with the transactions contemplated hereby.

7.2    Additional Conditions to the Obligations of NOHO, CCPI and SAC. The obligations of NOHO, CCPI and SAC to consummate the Asset Sale shall be subject to the satisfaction or waiver by NOHO, CCPI and SAC at or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. The delivery of all documents, representations and Exhibits as provided herein shall have been made, and the representations and warranties of StarPoint set forth in this Agreement shall be true and correct in all material respects.

(b)    Performance of Obligations. StarPoint shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, including obtaining any and all required consents and authorizations to the transfer of the Assets to SAC.

(c)    Certificate of StarPoint.  CCPI and SAC shall have received a certificate executed on behalf of StarPoint by an authorized executive officer in his or her capacity as such, that the conditions set forth in Sections 7.2(a) and (b) have been satisfied.

(d)    Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, development, circumstance or set of circumstances, which, individually or in the aggregate, has had or would reasonably be expected to have a StarPoint Material Adverse Effect.

(e)   Transfer of Assets. StarPoint shall have executed and delivered to SAC such bills of sale, transfer and assignment, and other transfer documents, as are reasonably necessary and sufficient, in the opinion of SAC and its legal counsel, to convey to SAC all of the Assets, free and clear of any claims, demands, Liens, obligations, liabilities or other encumbrances arising from, by or through StarPoint or otherwise and permitting SAC to close on and acquire the StarPoint Assets.

(f)  Name Change.  StarPoint shall have obtained all necessary approvals for the changing of its corporate name to a name not similar to the current StarPoint name, and shall have approved and executed all corporate forms and documents necessary to file with the State of Delaware to effect the corporate name change at Closing, so that SAC is then able to change its corporate name to StarPoint USA, Inc. immediately upon Closing.

(g)  Irrevocable Proxy. StarPoint shall execute and deliver to CCPI an irrevocable proxy to vote the shares of CCPI issued hereunder, containing the following language (substituting in the final document the new corporate name of Seller at Closing for “Seller”):

Seller hereby irrevocably grants to, and appoints, Ben Rainwater and Agnes Cha, or such other person as Ben Rainwater and Agnes Cha may designate from time to time, as the Seller’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Seller, to vote all of the shares of common stock of CCPI and, as the case may be, of Novation Holdings, Inc., (hereafter the “Corporation”) received as consideration  for the sale of the operating assets of Seller to the Buyer, owned by the Seller (the “Shares”), at any meeting of the shareholders of the Corporation, or at any adjournment thereof or in any other circumstances upon which a vote, agreement, consent (including unanimous written consents) or other approval is sought, and to deal with Seller’s financial and legal interest and business affairs with respect to the Shares generally. Such attorney-in-fact may evidence the taking of any action, giving of any consent or the voting of such Shares by the execution of any document or instrument for such purpose in the name of the Seller.

Seller hereby affirms that the irrevocable proxy and power of attorney set forth in this Section is given in connection with, and in consideration of, the issuance of Shares by the Corporation to the Seller and that such irrevocable proxy and power of attorney is given to secure the performance of the duties of the Seller under this Agreement. Seller hereby further affirms that this irrevocable proxy and power of attorney is coupled with an interest and may under no circumstances be revoked by Seller. Seller hereby ratifies and confirms that the irrevocable proxy and attorney-in-fact appointed pursuant to this Section may lawfully do or cause to be done any lawful act by virtue hereof.

Seller hereby further covenants and agrees that it shall not (i) without the prior written consent of Ben Rainwater and Agnes Cha, transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, transfer, encumbrance or other form of disposition of any kind or nature whatsoever) any of the Shares owned by the Seller or any interest therein or enter into any contract, option or other arrangement or understanding with respect to any such transfer; (ii) grant any proxy, power of attorney or other authorization in or with respect to any of the Shares owned by the Seller; (iii) deposit any of the Shares owned by the Seller into any voting trust or enter into any voting agreement or other understanding or arrangement with respect to such Shares; or (iv) take any other action which would make any representations or warranties of Seller contained herein untrue or incorrect or have the effect of preventing or disabling  the Seller from performing its obligations under this Agreement.

7.3    Additional Conditions to Obligations of StarPoint. The obligations of StarPoint to consummate the Asset Sale shall be subject to the satisfaction or waiver by StarPoint at or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of NOHO and SAC set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date.

(b)    Performance of Obligations. NOHO, CCPI and SAC shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c)    Certificate of SAC. StarPoint shall have been provided with a certificate executed on behalf of SAC by an authorized officer, in his or her capacity as such, that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

(d)    Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, development, circumstance or set of circumstances, which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(e)    Asset Sale Consideration. The Asset Sale Consideration due at Closing shall have been delivered by CCPI to StarPoint as provided herein.

ARTICLE VIII.
TERMINATION AND AMENDMENT

8.1    Termination. This Agreement may be terminated:

(a)    by mutual consent of NOHO, CCPI, SAC and StarPoint at any time prior to the Closing Date;

(b)    by either CCPI or StarPoint if the Closing shall not have occurred on or before May 23, 2013 unless extended in writing by the parties; provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act (other than the failure to pay any amount due at Closing from Buyer) has been the cause of or resulted in the failure of the Asset Sale to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)    by CCPI at any time prior to the Closing Date, if: (i) StarPoint shall have breached any of its representations, warranties or obligations hereunder to an extent that would cause the conditions set forth therein not to be satisfied and such breach shall not have been cured within 3 Business Days of receipt by StarPoint of written notice of such breach (provided that the right to terminate this Agreement by CCPI shall not be available to CCPI if CCPI or SAC is at that time in material breach of this Agreement); or (ii) the Board of Directors of StarPoint shall have withdrawn or modified StarPoint Board Recommendation in any manner adverse to CCPI, or SAC or shall have resolved to do so;

(d)    by StarPoint at any time prior to the Closing Date, if CCPI or SAC shall have breached any of its representations, warranties or obligations hereunder to an extent that would cause the conditions set forth therein not to be satisfied and such breach shall not have been cured within 3 Business Days of receipt by CCPI of written notice of such breach (provided that the right to terminate this Agreement by StarPoint shall not be available to StarPoint if StarPoint is at that time in material breach of this Agreement);

(e)    by StarPoint at any time prior to the date StarPoint Stockholder Approval is obtained;

(f)    by either CCPI or StarPoint if at any time prior to the Closing Date any permanent injunction or other order of a court or other competent authority preventing the consummation of the Asset Sale shall have become final and nonappealable.

8.2    Effect of Termination. If this Agreement is terminated as provided in Section 8.1, there shall be no liability or obligation on the part of any of the Parties or their respective officers, directors, stockholders or Affiliates, to any other party or their respective officers, directors, stockholders or Affiliates; provided, that (a) the provisions of Section 6.2 (Public Disclosure), Section 8.3 (Expenses and Termination Fees), Section 9.8 (Third Party Beneficiaries), Section 9.9 (Governing Law) and this Section 8.2 shall survive any termination of this Agreement and (b) nothing herein shall relieve any party from liability for intentional breach of this Agreement or for fraud in connection with this Agreement or the transactions contemplated hereby.

8.3    Expenses and Termination.

(a)    Whether or not the Asset Sale is consummated, all costs and expenses incurred by StarPoint, SAC and CCPI  in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of their advisers, agents, accountants and legal counsel) shall be paid by the Party incurring such expense.

8.4    Amendment. The Parties may cause this Agreement to be amended or extended at any time by execution of an instrument in writing signed on behalf of each of the Parties; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of StarPoint, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires further approval under applicable law.

         8.5    Extension; Waiver. At any time prior to the Closing, any Party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto intended for such Party’s benefit, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

ARTICLE IX.
GENERAL PROVISIONS

9.1    Nonsurvival of Representations, Warranties and Agreements. The representations, warranties and agreements set forth in this Agreement shall terminate at the Closing, except that the agreements set forth in ARTICLE I, Section 6.2 (Public Disclosure), Section 6.3 (Cooperation; Further Assurances), Section 8.3 (Expenses and Termination Fee) and this ARTICLE IX shall survive the Closing Date.

9.2    Notices. All notices and other communications required or permitted to be given hereunder shall be sent in writing to the party to whom it is to be given with copies to all other parties as follows (as elected by the party giving such notice) and be either personally delivered against receipt, by facsimile or other wire transmission, by registered or certified mail (postage prepaid, return receipt requested) or deposited with a nationally recognized express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  if to NOHO to:

Novation Holdings, Inc.
1800 NW Corporate Boulevard, Suite 201

Boca Raton, FL 33431

Facsimile: (321) 452-9093

(b)  If to CCPI and SAC:

Crown City Pictures, Inc.

1365 N. Courtenay Parkway, Suite A

Merritt Island, FL 32953

Facsimile: 321-452-9093

(c)  if to StarPoint, to:

StarPoint USA, Inc.
159 W. Orangethorpe Avenue, Suite A

Placentia, CA 92870
Attention: Ben Rainwater

Facsimile: 714-961-1501

All notices and other communications shall be deemed to have been given (i) when received if given in person, (ii) on the date of electronic confirmation of receipt if sent by facsimile or other wire transmission, (iii) three Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (iv) one Business Day after being deposited with a reputable overnight courier.

9.3    Construction; Usage.

(a)

Interpretation.  In this Agreement, unless a clear contrary intention appears:

(i)

the singular number includes the plural number and vice versa;

(ii)

reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)

reference to any gender includes each other gender;

(iv)

reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)

reference to any Law means such Law as amended, modified,

codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)

“hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(vii)

“including” means including without limiting the generality of any description preceding such term; and

(viii)

references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

(b)

Legal Representation of the Parties.  This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

(c)

Headings.  The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(d)

Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

9.4    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, including delivery by facsimile or other electronic means, it being understood that all parties need not sign the same counterpart.

9.5    Entire Agreement. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Promissory Note, the Exhibits, and any Schedules, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and shall survive any termination of this Agreement or the Closing, in accordance with its terms.

9.6    Remedies. Nothing in this Agreement is intended either to preclude any Party from seeking or to authorize any Party to seek specific performance of this Agreement as a remedy in the event of a breach of this Agreement.

9.7    Assignment. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

9.8    Third Party Beneficiaries. The parties signatory hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other such parties hereto, in accordance with and subject to the terms of this Agreement, and that this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

9.9    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to such state’s principles of conflicts of law.

9.10    Consent to Jurisdiction. Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its assets and properties, to the exclusive jurisdiction of any Florida state court or Federal court of the United States of America sitting within the State of Florida, and any respective appellate court, in any action or proceeding arising out of or relating to this Agreement, the agreements delivered in connection with this Agreement, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment relating thereto, and each of the parties to this Agreement hereby irrevocably and unconditionally: (i) agrees not to commence any such action or proceeding except in such courts; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Florida State court or, to the extent permitted by law, in such Federal court; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Florida State or Federal court; and (iv) waives, to the fullest extent permitted by law, the defense of lack of personal jurisdiction or an inconvenient forum to the maintenance of such action or proceeding in any such Florida State or Federal court. Each of the parties to this Agreement hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties to this Agreement hereby irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

9.11    Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

9.12    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto.

9.13    Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and costs and expenses incurred in such action or suit.

  9.14

Execution of Agreement; Counterparts; Electronic Signatures.

(a)

This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterparts.

(b)

The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

9.15

Time of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

9.16

Schedules and Exhibits.  The Schedules and Exhibits (including the Seller Disclosure Schedule) are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

9.17

Compliance with Bulk Sales Laws.  Each party hereby waives compliance by the parties with the “bulk sales,” “bulk transfers” or similar Laws and all other similar Laws in all applicable jurisdictions in respect of the transactions contemplated by this Agreement.

In Witness Whereof, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SIGNATURES

NOVATION HOLDINGS, INC.

By:

/s/

Michael Gelmon, Chairman

STARPOINT ACQUISITION CORP.

By:

/s/

Michael Gelmon, Chairman

CROWN CITY PICTURES, INC.

BY: ___/s/_____________________

           Michael Gelmon, Chairman

STARPOINT USA, INC.

By:  __/s/______________________

Ben Rainwater, CEO